EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2019 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

MANSFIELD, MA, February 28, 2020 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter and full year ended December 31, 2019.

2019 Fourth Quarter Financial Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	12/31/2019	9/30/2019	12/31/2018
Semi Market Bookings (1)	$4.6	$6.6	$10.8
Multimarket Bookings (2)	6.5	7.3	7.6
Total Bookings	$11.1	$13.9	$18.4

Semi Market Bookings (1) - % of Total Bookings	41%	48%	59%
Multimarket Bookings (2) - % of Total Bookings	59%	52%	41%

Semi Market Net Revenues (1)	$6.1	$7.1	$10.3
Multimarket Net Revenues (2)	7.5	7.5	8.1
Total Net Revenues	$13.6	$14.6	$18.4

Semi Market Net Revenues (1) - % of Total Net Revenues	45%	49%	56%
Multimarket Net Revenues (2) - % of Total Net Revenues	55%	51%	44%

Gross Margin	$6.5	$7.2	$9.0
Gross Margin	48%	49%	49%

Net Earnings (Loss) (GAAP) (3)	$0.7	$0.6	$(0.8)
Net Earnings (Loss) per diluted share (GAAP) (3)	$0.07	$0.06	$(0.08)

Adjusted Net Earnings (Non-GAAP) (4)	$1.0	$1.0	$2.3
Adjusted Net Earnings per diluted share (Non-GAAP) (4)	$0.10	$0.09	$0.23

Adjusted EBITDA (Non-GAAP) (4)	$1.1	$1.3	$2.8

	As of
	12/31/2019	9/30/2019	12/31/2018
Cash and cash equivalents	$7.6	$8.0	$17.9

(1)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(2)	Multimarket: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(3)	Consolidated results for the fourth quarter of 2018 include a $2.8 million increase in the liability for contingent consideration.

(4)

There were no adjustments for contingent consideration in 2019. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Year End Financial Summary

($ in Millions, Except Per Share Data)	Years Ended
	12/31/2019	12/31/2018
Semi Market Bookings (5)	$25.4	$45.9
Multimarket Bookings (6)	27.4	32.3
Total Bookings	$52.8	$78.2

Semi Market Bookings (5) - % of Total Bookings	48%	59%
Multimarket Bookings (6) - % of Total Bookings	52%	41%

Semi Market Net Revenues (5)	$31.0	$45.4
Multimarket Net Revenues (6)	29.7	33.2
Total Net Revenues	$60.7	$78.6

Semi Market Net Revenues (5) - % of Total Net Revenues	51%	58%
Multimarket Net Revenues (6) - % of Total Net Revenues	49%	42%

Gross Margin	$29.2	$39.4
Gross Margin	48%	50%

Net Earnings (GAAP) (7)	$2.3	$3.0
Net Earnings per diluted share (GAAP) (7)	$0.22	$0.29

Adjusted Net Earnings (Non-GAAP) (8)	$3.6	$11.0
Adjusted Net Earnings per diluted share (Non-GAAP) (8)	$0.34	$1.06

Adjusted EBITDA (Non-GAAP) (8)	$4.5	$13.8

(5)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(6)	Multimarket: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(7)

For the year ended December 31, 2018, Net Earnings (GAAP) and Net Earnings per diluted share (GAAP) include the impact of an increase in the liability for contingent consideration of $6.9 million and the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation. During the year ended December 31, 2018, we determined that this tax was not due.

(8)

There were no adjustments for contingent consideration in 2019. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Fiscal Year Highlights

●	2019 Thermal segment highlights included:
o

Defense/aerospace continued to play an important role, with applications identified for a variety of products intended for satellite, tactical, and secure communications applications, including Thermonics® Chillers and Sigma test products, which drove Multimarket business.

o

We continue to find new applications for Thermostreams®; a new medical customer uses the system for testing of electronics for defibrillators, a critical component in treating cardiac arrest, and a new customer employs the equipment in thermal testing for long wave infrared cameras.

o	Chillers had a record bookings year for 2019 and continued to gain traction in the expanding cannabis industry, with eight new customers placing orders during the year.
o

Significant EKOHEAT™ induction heating equipment systems orders continued; an Original Equipment Manufacturer (OEM) placed orders for use in automotive preheating applications, becoming our third largest induction heating customer. In addition, an integrator placed an induction heating tool order for a production cell being delivered to an electric vehicle manufacturer.

o	The personal healthcare market continues to present solid opportunities, with important orders for induction heating tools received for the packaging of personal care products.

●	2019 EMS segment highlights included:
o	EMS partnered with an OEM to support its development of a new 5G test system.
o	Significant probe docking system orders were placed by a major US-based fabless semiconductor manufacturer.
o	An OEM in automotive applications test placed a large manipulator order, further demonstrating our value to the semiconductor related automotive industry.

inTEST President & CEO James Pelrin commented, “Fourth quarter results reflect the challenging headwinds our semiconductor customers continue to experience. Consolidated net revenues were below our expectations, due primarily to continued weakness in the analog production test portion of our semiconductor business. Despite the reduction in revenue, gross margin and GAAP EPS were both within guidance; and with our continued focus on operational efficiency as well as cost controls, we delivered favorable GAAP net earnings per diluted share.”

Mr. Pelrin continued, “A major driver of our Thermal business is the defense/aerospace industry; and we are seeing an uptick across many applications including front-end related Semiconductors, specifically silicon carbide related crystal growth and deposition.”

2020 First Quarter Financial Outlook

inTEST’s guidance for the 2020 first quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the first quarter of 2020 will be in the range of $11.0 million to $12.5 million and that we will incur a net loss per diluted share ranging from $(0.07) to $(0.14). On a non-GAAP basis, adjusted net loss per diluted share is expected to be in the range of $(0.04) to $(0.11). In addition, we expect that gross margin will range from 43% to 44%. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

“Our guidance reflects the continued softness in the analog production test sector as well as the evolving uncertainty surrounding the coronavirus outbreak,” noted Mr. Pelrin. “We are closely monitoring this outbreak and its impact on our customers and our operating results.”

Mr. Pelrin concluded, “While Semi market related variabilities are an inherent aspect of our business, we are confident in our long-term diversification strategy of maximizing our Semi business while expanding inTEST’s Multimarket footprint. Our customer base continues to grow, testament to the value of our technologies and the demand for our products. We continue to strive to excel with our capabilities to deliver precision-engineered thermal, mechanical and electronic solutions, and believe we are well positioned to participate as the semiconductor industry rebounds.”

2019 Fourth Quarter and Year-Ended Supplemental Information and Conference Call Details

inTEST is providing Supplemental Information (“Information”) in combination with its press release. This Information is offered to provide shareholders and analysts with additional time and detail for analyzing the Company’s financial results in advance of the Company’s quarterly conference call. The Information will be available in conjunction with the press release at inTEST’s website www.intest.com, under the “Investors” section.

inTEST management will host a conference call on Friday, February 28, 2020 at 8:30 am Eastern Standard Time. The conference call will address the Company’s 2019 fourth quarter financial results, and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 794-2598 or (800) 458-4121. The passcode for the conference call is 1878028. Please reference the inTEST 2019 Q4 and Year-End Financial Results Conference Call.

2019 Fourth Quarter and Year-End Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2019 Fourth Quarter and Year-End Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to laura@ga-ir.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss) and removing any change in the fair value of our contingent consideration liability from net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). Adjusted EBITDA is derived by removing any change in the fair value of our contingent consideration liability from EBITDA. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to EBITDA and adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP financial measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses. For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the potential impact of the coronavirus outbreak on our business; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally; the success of our strategy to diversify our business by entering markets outside the Semi Market; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	guerrant@guerrantir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Years Ended
	12/31/2019	12/31/2018	9/30/2019	12/31/2019	12/31/2018

Net revenues	$13,614	$18,435	$14,632	$60,660	$78,563
Gross margin	6,465	9,004	7,205	29,225	39,401
Operating expenses:
Selling expense	1,955	2,306	2,044	8,460	9,611
Engineering and product development expense	1,211	1,175	1,261	4,964	4,908
General and administrative expense	2,703	3,158	3,094	13,252	12,801
Adjustment to contingent consideration liability	-	2,828	-	-	6,901
Operating income (loss)	596	(463)	806	2,549	5,180
Other income (loss)	52	(34)	(12)	55	(137)
Earnings (loss) before income tax expense	648	(497)	794	2,604	5,043
Income tax expense (benefit)	(76)	295	147	282	2,006
Net earnings (loss)	724	(792)	647	2,322	3,037

Net earnings (loss) per share – basic	$0.07	$(0.08)	$0.06	$0.22	$0.29
Weighted average shares outstanding – basic	10,275	10,367	10,421	10,373	10,348

Net earnings (loss) per share – diluted	$0.07	$(0.08)	$0.06	$0.22	$0.29
Weighted average shares outstanding – diluted	10,299	10,367	10,430	10,392	10,382

Condensed Consolidated Balance Sheets Data:

	As of:
	12/31/2019	9/30/2019	12/31/2018

Cash and cash equivalents	$7,612	$8,025	$17,861
Trade accounts receivable, net	9,296	9,223	10,563
Inventories	7,182	7,721	6,520
Total current assets	24,895	25,874	35,621
Net property and equipment	2,420	2,423	2,717
Total assets	59,715	61,305	67,187
Accounts payable	1,984	2,728	1,787
Accrued expenses	4,207	4,683	6,764
Total current liabilities	8,361	9,596	21,418
Noncurrent liabilities	6,520	6,940	2,889
Total stockholders' equity	44,834	44,769	42,880

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2019	12/31/2018	9/30/2019	12/31/2019	12/31/2018

Net earnings (loss) (GAAP)	$724	$(792)	$647	$2,322	$3,037
Acquired intangible amortization	313	317	312	1,257	1,103
Contingent consideration liability adjustment	-	2,828	-	-	6,901
Tax adjustments	3	(4)	(4)	(9)	(22)
Adjusted net earnings (Non-GAAP)	$1,040	$2,349	$955	$3,570	$11,019

Diluted weighted average shares outstanding	10,299	10,396	10,430	10,392	10,382

Net earnings (loss) per share – diluted:
Net earnings (loss) (GAAP)	$0.07	$(0.08)	$0.06	$0.22	$0.29
Acquired intangible amortization	0.03	0.03	0.03	0.12	0.11
Contingent consideration liability adjustment	-	0.28	-	-	0.66
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.10	$0.23	$0.09	$0.34	$1.06

Reconciliation of Net Earnings (Loss) (GAAP) to EBITDA (Non-GAAP) and Adjusted EBITDA (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2019	12/31/2018	9/30/2019	12/31/2019	12/31/2018

Net earnings (loss) (GAAP)	$724	$(792)	$647	$2,322	$3,037
Acquired intangible amortization	313	317	312	1,257	1,103
Interest expense	-	-	-	-	1
Income tax expense (benefit)	(76)	295	147	282	2,006
Depreciation	150	184	170	685	768
EBITDA (Non-GAAP)	1,111	4	1,276	4,546	6,915
Contingent consideration liability adjustment	-	2,828	-	-	6,901
Adjusted EBITDA (Non-GAAP)	$1,111	$2,832	$1,276	$4,546	$13,816

Supplemental Information – Reconciliation of First Quarter 2020 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net loss per share – diluted (GAAP)	$(0.14)	$(0.07)
Estimated acquired intangible amortization	0.03	0.03
Estimated tax adjustments	-	-
Estimated adjusted net loss per share – diluted (Non-GAAP)	$(0.11)	$(0.04)

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